Exhibit
77Q1(i)

MONEY MARKET OBLIGATIONS TRUST

Amendment No. 15
To the
Amended and Restated
DECLARATION OF TRUST

Dated October 6, 1989

THIS Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

	Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in
Article XII, Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the initial series and classes shall be, and are established and designated as:

Alabama Municipal Cash Trust

Arizona Municipal Cash Trust
Cash II Shares
Institutional Service Shares

Automated Government Cash Reserves

Automated Treasury Cash Reserves

California Municipal Cash Trust
Institutional Service Shares
Institutional Shares

Connecticut Municipal Cash Trust
Institutional Service Shares

Federated Master Trust

Federated Short-Term U.S. Government Trust

Federated Tax-Free Trust

Florida Municipal Cash Trust
Cash II Series
Institutional Shares

Georgia Municipal Cash Trust

Government Obligations Fund
Institutional Shares
Institutional Service Shares

Government Obligations Tax Managed Fund
Institutional Shares
Institutional Service Shares

Liberty U.S. Government Money Market Trust
Class A Shares
Class B Shares

Liquid Cash Trust

Maryland Municipal Cash Trust

Massachusetts Municipal Cash Trust
Galaxy BKB Shares
Institutional Service Shares

Minnesota Municipal Cash Trust
Cash Series Shares
Institutional Shares

Money Market Management

Money Market Trust

Municipal Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares

New Jersey Municipal Cash Trust
Institutional Service Shares
Institutional Shares

New York Municipal Cash Trust
Cash II Shares
Institutional Service Shares

North Carolina Municipal Cash Trust

Ohio Municipal Cash Trust
Cash II Shares
Institutional Service Shares
Institutional Shares

Pennsylvania Municipal Cash Trust
Cash Series Shares
Institutional Service Shares
Institutional Shares

Prime Cash Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares

Prime Obligations Fund
Institutional Shares
Institutional Service Shares

Prime Value Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares

Tax-Free Instruments Trust
Institutional Service Shares
Investment Shares

Tax-Free Obligations Fund
Institutional Shares
Institutional Service Shares

Tennessee Municipal Cash Trust
Institutional Service Shares
Institutional Shares

Treasury Obligations Fund
Institutional Shares
Institutional Service Shares
Institutional Capital Shares

Trust for Government Cash Reserves

Trust for Short-Term U.S. Government Securities

Trust for U.S. Treasury Obligations

U.S. Treasury Cash Reserves
Institutional Service Shares
Institutional Shares

Virginia Municipal Cash Trust
Institutional Service Shares
Institutional Shares

B. Strike the first sentence of Section 5 of Article XII from the Declaration of Trust and substitute in its place the following:

Section 5. Offices of the Trust, Filing of Copies, Headings,
Counterparts. The Trust shall maintain a usual place of business in Massachusetts, which shall be determined by the Trustees, and shall continue to another location in Massachusetts.

The undersigned, Executive Vice President, hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th of May, 2000.

WITNESS the due execution hereof this 17th day of May, 2000.



							/s/ J. Christopher Donahue
J. Christopher Donahue
							Executive Vice President